T. ROWE PRICE GNMA FUND

                        POWER OF ATTORNEY


     RESOLVED, that the Trust and each of its trustees do hereby constitute and authorize, William T. Reynolds, Joel H. Goldberg, and Henry H. Hopkins, and each of them individually, their true and lawful attorneys and agents to take any and all action and execute any and all instruments which said attorneys and agents may deem necessary or advisable to enable the Trust to comply with the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and any rules, regulations, orders or other requirements of the United States Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of 1933, as amended, of shares of the Trust, to be offered by the Trust, and the registration of the Trust under the Investment Company Act of 1940, as amended, including specifically, but without limitation of the foregoing, power and authority to sign the name of the Trust on its behalf, and to sign the names of each of such trustees and officers on his behalf as such trustee or officer to any amendment or supplement (including Post-Effective Amendments) to the Registration Statement on Form N-1A of the Trust filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Registration Statement on Form N-1A of the Trust under the Investment Company Act of 1940, as amended, and to any instruments or documents filed or to be filed as a part of or in connection with such Registration Statement.

     IN WITNESS WHEREOF, the Trust has caused these presents to be signed by its Chairman of the Board and the same attested by its Secretary, each thereunto duly authorized by its Board of Trustees, and each of the undersigned has hereunto set his hand and seal as of the day set opposite his name.


                                 T. ROWE PRICE GNMA FUND


                              By:     /s/Peter Van Dyke
                                 Peter Van Dyke, President

April 24, 1997

Attest:


/s/Lenora V. Hornung
Lenora V. Hornung, Secretary

/s/Peter Van Dyke          President              April 24, 1997
Peter Van Dyke             (Principal Executive Officer)

                           Treasurer              April 24, 1997
/s/Carmen F. Deyesu        (Principal Financial Officer)
Carmen F. Deyesu


/s/Robert P. Black         Trustee                April 24, 1997
Robert P. Black


/s/Calvin W. Burnett       Trustee                April 24, 1997
Calvin W. Burnett


/s/Anthony W. Deering      Trustee                April 24, 1997
Anthony W. Deering


/s/F. Pierce Linaweaver    Trustee                April 24, 1997
F. Pierce Linaweaver


/s/William T. Reynolds     Trustee                April 24, 1997
William T. Reynolds


/s/James S. Riepe          Vice President         April 24, 1997
James S. Riepe             and Trustee


/s/John G. Schreiber       Trustee                April 24, 1997
John G. Schreiber


/s/ M. David Testa         Trustee                April 24, 1997
M. David Testa